                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K


                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                      Date of Report: August 28, 2000
                     (DATE OF EARLIEST EVENT REPORTED)



                        THOMAS & BETTS CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        Tennessee                                               1-4682
(STATE OR OTHER JURISDICTION                           (COMMISSION FILE NUMBER)
    OF INCORPORATION)

                                 22-1326940
                     (IRS EMPLOYER IDENTIFICATION NO.)


8155 T&B Boulevard
Memphis, Tennessee                                              38125
(ADDRESS OF PRINCIPAL                                         (ZIP CODE)
 EXECUTIVE OFFICES)



            Registrant's Telephone Number, Including Area Code:
                              (901) 252-8000

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ITEM 5.      OTHER EVENTS


     On August 28, 2000, a shareholder filed a purported class-action suit in the United States District Court for the Western District of Tennessee against Thomas & Betts Corporation (the "Registrant" and the "Corporation"), Clyde R. Moore, T. Kevin Dunnigan, Fred R. Jones and John P. Murphy. The complaint alleges fraud and violation of Section 10(b) and 20(a) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. The plaintiffs allege that purchasers of the Corporation's common stock between February 15, 2000 and August 21, 2000 were damaged when the market value of the stock dropped by nearly 26% on June 20, 2000, and fell another 8% on August 22, 2000. The plaintiffs allege generally that the defendants artificially inflated the market value of the Corporation's common stock by a series of materially false and misleading statements or by failing to disclose certain adverse information. An unspecified amount of damages is sought. At this time, the Corporation is investigating the allegations, and is unable to predict the outcome of this litigation and its ultimate effect, if any, on the financial condition of the Corporation. However, Management believes that there are meritorious defenses to the claims and intends to vigorously defend against the allegations. Mr. Moore, Mr. Dunnigan, Mr. Jones and Mr. Murphy may be entitled to indemnification by the Corporation.

     On September 6, 2000, the Registrant announced, via the press release attached as Exhibit 20 to this report, and incorporated herein by reference, that the Registrant's Board of Directors extended the term of the Registrant's Shareholder Rights Plan to December 15, 2003.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

      20     Press Release of the Registrant dated September 6, 2000.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Thomas & Betts Corporation
                                   (Registrant)




                                   By: /s/ John P. Murphy
                                       -----------------------------------------
                                           John P. Murphy
                                   Title: Senior Vice President-Chief Financial Officer



Date: September 11, 2000

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                                 EXHIBIT INDEX

Exhibit                     Description of Exhibits
-------                     -----------------------
  20           Press Release of Registrant dated September 6, 2000.